Exhibit 99.1

Riot Establishes Industry Leading Advisory Board

CASTLE ROCK, CO., July 25, 2019 /PRNewswire/ -- Riot Blockchain, Inc. (NASDAQ: RIOT) (the “Company” or “Riot”) is proud to announce the establishment of an Advisory Board.

The Riot Advisory Board is comprised of well-recognized creative leaders with a wealth of operational and strategic experience from across the blockchain space including: bitcoin software development, node projects, bitcoin education, start-up advisory, and venture capital/angel investing. The Advisory Board has been established to assist the Company in its strategic mission and enhance shareholder value through the advisors’ industry-leading insights and vast network of innovators and pacesetters. Profiles of the Advisory Board’s members include:

Pierre Rochard

Pierre has been involved with bitcoin as a researcher, investor, and software developer since February 2013. He co-founded the Satoshi Nakamoto Institute to curate the best primary source literature on bitcoin and cryptography. In addition to developing bitcoin software, Pierre is an outspoken advocate for bitcoin's decentralized governance. In 2017 he began co-hosting the Noded Bitcoin Podcast. His successful open source software projects include BitcoinACKs.com and the Node Launcher. In 2019 he founded Lightning Power Users, which operates one of the largest Lightning Network routing nodes.

Yan Pritzker

Yan is the former co-founding CTO of Reverb.com, a music instrument marketplace that he helped grow to half a billion dollars in annual sales volume. He currently focuses on bitcoin education and software development and has authored the book "Inventing Bitcoin". Yan is a software entrepreneur with 20 years of experience and is the founder of OnChain Ventures, specializing in bitcoin advisory and consulting CTO services.

Cory Klippsten

Cory provides investment and advising to top VC-backed tech companies. Currently he is an advisor to Blis, Inklocker, SportsMe, Tesloop, Heartbeat, and Adaptive Capital, and is the founder of GiveBitcoin.io. As an advisor he has supported more than $250M of fundraising since 2016, and as an angel has funded 20+ early stage start-ups. Previously, Klippsten worked for Google, McKinsey, Microsoft, and Morgan Stanley, and earned an MBA in Finance and Entrepreneurship from the University of Chicago.

The Board of Directors and Management of Riot are very pleased that these well recognized individuals have agreed to serve on Riot’s Advisory Board as the Company advances in its strategic and operational activities. Additional information on the Advisory Board can be found on Riot’s web site on the Advisors page at https://www.riotblockchain.com/about/advisory-board.

About Riot Blockchain

Riot Blockchain is focused on building, operating, and supporting blockchain technologies. Its primary operations consist of cryptocurrency mining, targeted development of a cryptocurrency exchange, and the identification and support of innovations within the sector. For more information, visit http://www.RiotBlockchain.com/.

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our most recent Form 10-K for the fiscal year ended December 31, 2018 filed with the Securities and Exchange Commission (the "SEC") on April 2, 2019, as amended by Amendment No. 1 on Form 10-K/A on April 23, 2019, as well as those risk factors disclosed in any periodic reports we file with the SEC. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us.

Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Safe Harbor" below.

Safe Harbor

The information provided in this press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All statements other than historical facts may be forward-looking statements; words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled "Risk Factors," copies of which may be obtained from the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this communication or of the date they were made and the Company does not undertake any obligation to update forward-looking statements contained in this press release.

CONTACT:

Media Contact:

PR@RiotBlockchain.com

Investor Contact:

IR@RiotBlockchain.com

SOURCE: Riot Blockchain, Inc.